===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Alfa Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                    [LOGO OF ALFA CORPORATION APPEARS HERE]

                               Alfa Corporation
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Alfa Corporation:

  Notice is hereby given that the Annual Meeting of the stockholders of Alfa Corporation will be held at the Executive Offices of the Company, 2108 East South Boulevard, Montgomery, Alabama, on April 26, 2001, at 10:00 a.m., for the purpose of considering and acting upon the following:

(1) To elect a Board of Directors to serve until the next annual meeting of stockholders.

(2) To approve the Amended and Restated Stock Incentive Plan.

(3)To receive the report of officers (without taking any action thereon) and to transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 15, 2001, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

  The Company's Proxy Statement is submitted herewith, together with the Annual Report for the Year ended December 31, 2000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ H. Al Scott
                                          ---------------

                                          H. Al Scott
                                          Secretary

DATED: March 22, 2001

                            YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                               Alfa Corporation
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 26, 2001

  This proxy statement is furnished to the stockholders of Alfa Corporation (the "Company") in connection with the solicitation of proxies on behalf of management of the Company for use only at the annual meeting of stockholders to be held on April 26, 2001, and any and all adjournments thereof.

  If the enclosed proxy form is properly executed and received by the Company prior to the vote taken at such meeting, shares represented thereby will be voted in the manner thereon, and in the absence of specification will be voted FOR the election of all management nominees for directors and FOR proposal 2. If no instructions are given, proxies will also be voted in accordance with the discretion of the proxy holders as to any shareholder proposal that may come before the meeting provided that the Company did not have notice of the proposal at least 45 days before March 22, 2001. If any of the management nominees should become unavailable to serve at the time of the meeting, the shares represented by the proxies not withholding authority will be voted for the remaining management nominees and for any substitute nominee (or nominees, as the case may be) designated by the Board of Directors or in the absence of such designation by the Board of Directors in accordance with the judgment of the persons holding such proxies. Management has no reason to believe that any management nominee will be unable or unwilling to serve as director if elected. The Company will bear the cost arising in connection with this solicitation. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             REVOCABILITY OF PROXY

  The stockholder giving the enclosed proxy for voting the shares thereby represented has the power to revoke it at any time before it is exercised. The proxy may be revoked by executing a subsequently dated proxy, or by other written notice delivered to the Secretary of the Company, or by attendance at the stockholders meeting and giving notice to the Secretary or inspector appointed for the meeting of his intention to revoke the proxy. The executive offices of the Company are located at 2108 East South Boulevard, P. O. Box 11000, Montgomery, Alabama 36191-0001.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

  All of the outstanding capital stock of the Company is $1.00 par value common stock. Each share is entitled to one vote. At the close of business on March 1, 2001, there were 39,152,978/1/ shares of stock outstanding and entitled to vote. Stockholders entitled to vote in person or by proxy are stockholders of record at the close of business on March 15, 2001.

  The following table contains information concerning anyone known by the Company to be beneficial owner of more than 5% of the Company's outstanding common shares as of March 1, 2001.

                                                            Number of
Name and Address                                           Shares Owned Percent
----------------                                           ------------ -------
Alfa Mutual Ins. Co.
 P. O. Box 11000
 Montgomery, AL 36191.....................................  16,182,488   41.33

Alfa Mutual Fire Ins. Co.
 P. O. Box 11000
 Montgomery, AL 36191.....................................   4,075,836   10.41

PROPOSAL 1

                             ELECTION OF DIRECTORS

  The By-laws call for the election of directors annually. Accordingly, all of the directors of the Company will stand for election.

  All nominees of management for election as directors currently serve as directors of the Company.

  Vote Required: The affirmative vote of the holders of a majority of the Common Stock represented by proxy or in person at the meeting at which a quorum is present shall be required for the election of directors. Proxies solicited by Management will be voted FOR the election of management nominees for directors, unless specified to the contrary in such proxies.

  Your Board of Directors recommends that you vote FOR the election of management nominees for directors.

  The following table sets forth as of March 1, 2001 information concerning each of the nominees' present offices and positions held with the Company, his principal occupation or employment during the last five years, the date he first became a director, directorships in other publicly held companies, and the approximate number of shares beneficially owned by each of them. The information presented below as to principal occupations and shares of stock beneficially owned is as of March 1, 2001 and is based in part on information received from the respective nominees and in part from the records of the Company. The current term of each of the directors expires at the annual meeting when their successors are elected. Also listed are certain Executive Officers of the Company who are not a director or nominee for director.

--------
/1/There are an additional 8,000 shares outstanding issued to Alfa Life
   Insurance Corporation (ALIC), a subsidiary of the Company, upon organization of the Company, which are not entitled to be voted or counted for quorum purposes as long as they are owned by ALIC.

                                                                            Stock Beneficially Owned
                                                                              as of March 1, 2001
                                      Positions with Company,   Director --------------------------------
 Nominee                         Age  Business & Directorship    Since   Directly Indirectly/1/   Percent
 -------                         --- ------------------------   -------- -------- -------------   -------
 Jerry A. Newby/3/ .............  53 Chairman of the Board &      1993    39,545   20,400,708/2/   52.21
                                      President, President of
                                      Alabama Farmers
                                      Federation and farmer

 Hal F. Lee/3/,/4/,/5/ .........  56 Farmer                       1998     1,082        4,000        .01

 Russell R. Wiggins/3/,/4/,/5/ .  51 Farmer                       1999     5.571                     .01

 Dean Wysner/3/,/4/ ............  54 Farmer                       2000       389                     .00

 Steve Dunn/3/,/4/ .............  44 Farmer                       2000       427                     .00

 James A. Tolar, Jr./3/,/4/ ....  66 Farmer                       1983     3,000                     .00

 B. Phil Richardson/3/,/4/,/5/ .  75 Retired (04-01-97) Ex.       1983   175,156                     .44
                                      V. P. of Operations
                                      Alfa Insurance Group

 Boyd E. Christenberry..........  72 Retired (01-31-93)           1983   232,579       60,462        .74
                                      Executive Vice
                                      President of Marketing
                                      Alfa Insurance Group

 John R. Thomas/3/,/4/ .........  62 Chairman, President &        1989     8,240                     .02
                                      Chief Executive Officer
                                      of Aliant Financial
                                      Corp. of Alexander
                                      City, Alabama.
                                      Director: Aliant
                                      Financial Corp.,
                                      Russell Corporation,
                                      Aliant Bank

 James I. Harrison, Jr. ........  68 Chairman and CEO,            1995     6,235                     .01
                                      Carport, Inc.

 C. Lee Ellis...................  49 Executive Vice               1999   148,332       10,979        .40
                                      President, Operations;
                                      Director

 Stephen G. Rutledge/6/ ........  42 Sr. Vice President, CFO              38,275        2,275        .10
                                      & Chief Investment
                                      Officer

 Marcia P. Martin/6/,/7/ .......  63 Retired (12-31-00) Sr.               45,941        4,744        .12
                                      Vice President, Human
                                      Resources

 John T. Jung/6/ ...............  54 Sr. Vice President, &                15,558                     .03
                                      CIO

                                     Directors and Officers              985,333   20,537,097      54.97
                                      as a Group (22 persons)

--------
/1/Indirect beneficial ownership includes shares, if any, (a) owned as Trustees in which the Director or officer or any member of his/her immediate family has a beneficial interest, or (b) held in trust in which the Director or officer has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the Director or officer living in his home, or (d) owned by a corporation, partnership or other legal organization in which the Director or officer has a substantial beneficial interest, or (e) held in a 401(K) Plan Account maintained by Alfa Mutual Insurance Company to which shares the Officer has no right to vote or to direct when and under what price, terms, or conditions said shares are purchased in said account.

/2/Includes 16,182,488 shares owned by Alfa Mutual Insurance Company,
   4,075,836 shares owned by Alfa Mutual Fire Insurance Company and 118,950 shares owned by Alfa Mutual General Insurance Company of which he is Chairman of the Board and President and has voting and investment authority.

/3/Member, Executive Committee.

/4/Member, Compensation Committee.

/5/Member, Audit Committee.

/6/Executive Officer of the Company but not a director and not a nominee for director.

/7/Marcia Martin retired on December 31, 2000.

  Directors who are not salaried employees of the Company or its subsidiaries receive a monthly retainer of $1,550. They also receive a fee of $800 per day, plus reasonable expenses for attending a board meeting or committee meeting. Salaried employees do not receive any fees but are reimbursed all reasonable expenses incurred in attending meetings. When the director is also a director of an associated Company that meets contemporaneously with the board or committee of the Company, such fees and expenses may be shared. The full Board of Directors met 11 times during 2000.

  The Executive Committee during 2000 consisted of Directors Newby, Lee, Wiggins, Wysner, Tolar, Dunn, Richardson and Thomas. The Executive Committee confers informally with the President of the Company on a regular basis concerning important business issues. The Executive Committee met five times during 2000.

  The Audit Committee which during 2000 consisted of Directors Lee, Richardson and Wiggins met nine times.

  The responsibility of the Audit Committee is to monitor, oversee and approve the activities of the external and internal audit functions, to make appropriate reviews of all related party transactions of the Company, to review potential conflicts of interest situations where appropriate and to perform other oversight functions as requested by the Board of Directors. The Audit Committee is directed to render reports of its meetings and any actions or recommendations to the Board of Directors.

  The Compensation Committee during 2000 consisted of Directors Lee, Wiggins, Wysner, Tolar, Dunn, Richardson and Thomas. The duty of the Compensation Committee is to review compensation reimbursed by the Company to Alfa Mutual Insurance Company under the Management and Operating Agreement and to provide such reports as are necessary to comply with the Securities and Exchange Commission Rules regarding executive compensation. The Compensation Committee met three times in 2000.

  During 2000 all directors except Director Thomas attended at least 75% of the meetings of the Board and all members of the Executive, Compensation and Audit Committees attended at least 75% of the meetings of these respective committees.

                            EXECUTIVE COMPENSATION

  The Company's executive officers are employees of Alfa Mutual Insurance Company (AMIC) and the Company pays no cash compensation directly to them. The Company is a party to a Management and Operating Agreement with AMIC under which it reimburses AMIC for allocated compensation costs incurred by AMIC in furnishing management and operational services to the Company.

  The following table shows the compensation reimbursed to AMIC for the Company's chief executive officer and the four remaining most highly compensated executive officers for the three fiscal years ended December 31, 2000, 1999 and 1998.

                         EXECUTIVE COMPENSATION TABLE

                                                          Other      Long Term       All
                                       Base               Annual    Compensation    Other
 Year Name - Position                 Salary   Bonus   Compensation   Options    Compensation
 ---- ---------------                -------- -------- ------------ ------------ ------------
 2000 Jerry Newby.................   $236,019 $298,299     $ 0         30,000       $3,740
 1999 CEO and President              $220,704 $235,400     $ 0         30,000       $  550
 1998                                $  5,923 $      0     $ 0              0       $    0

 2000 C. Lee Ellis................   $198,190 $247,001     $ 0         25,000       $5,015
 1999 EVP-Operations                 $183,676 $197,281     $ 0         25,000       $  738
 1998                                $168,046 $ 86,361     $ 0         12,000       $  738

 2000 Stephen G. Rutledge.........   $145,103 $110,183     $ 0         12,000       $5,015
 1999 SVP-CFO and Chief Investment   $123,464 $ 51,153     $ 0          7,500       $  738
 1998 Officer                        $111,649 $ 47,806     $ 0          4,000       $  738

 2000 John T. Jung................   $149,603 $ 85,914     $ 0          7,500       $    0
 1999 SVP-CIO                        $ 27,816 $ 57,525     $ 0          8,000       $    0
 1998                                $      0 $      0     $ 0              0       $    0

 2000 Marcia Martin...............   $149,486 $ 83,514     $ 0          7,500       $5,015
 1999 SVP-Human Resources            $140,610 $ 55,085     $ 0          7,500       $  738
 1998                                $132,609 $ 53,222     $ 0          4,000       $  738

--------
 * Mr. Ellis was Executive Vice President of Investments at December 31, 1998. In 1999, Mr. Ellis was promoted to Executive Vice President of Operations.

** Mr. Rutledge was Senior Vice President of Investments during 1998 and 1999.
   In 2000, Mr. Rutledge was promoted to Senior Vice President-CFO and Chief Investment Officer.

/1/Perquisites, tax gross ups and other in excess of $50,000 or 10% of salary and bonus.

/2/Includes amounts reimbursed to AMIC as its share of the cost of AMIC's matching contribution to a 401(K) Plan maintained by AMIC. The maximum matching contribution out of the 401(K) Plan maintained by AMIC for 2000 was dollar for dollar on the first 3% and fifty cents on the dollar for the next 2% of an employee's annual compensation up to a maximum of $6,800 or dollar for dollar up to a maximum of $1000, whichever match provides the greater benefit.

  The Company's executive officers are participants as employees of AMIC in a defined benefit plan maintained by AMIC. AMIC's retirement plan provides monthly benefits payable upon normal retirement at age 65 equal to the sum of 2% of the employee's average monthly earnings for the five highest consecutive complete calendar years of earnings during his last ten years of employment (all calendar years if less than five) multiplied by the number of years of credited service (up to a maximum of 35 years). Under AMIC's retirement plan there is no deduction for social security. With respect to the executive names named in the Summary Compensation Table, their years of credited service for retirement purposes are: Jerry A. Newby 1 year, C. Lee Ellis 24 years, Marcia
P. Martin 25 years, Stephen G. Rutledge 15 years, and John Jung 0 years.

  AMIC also provides a Non-Qualified Retirement Plan to supplement benefits payable from the defined benefit plan for selected key employees of AMIC whose benefits under the defined benefit plan are deemed to be inadequate to provide sufficiently for their retirement at normal retirement date due to brevity of service. Mrs. Martin is a participant in this plan.

  AMIC maintains a Supplemental Retirement Plan to provide supplementary benefits to each employee equal to the reduction of their defined benefit plan benefits because of limitations provided by Section 401(a)(17) of the Internal Revenue Code.

  The following table shows the maximum estimated annual retirement benefit payable from the Defined Benefit Plan and the Supplemental Retirement Plan at normal retirement age to employees in the higher salary classifications:

                                     Years of Service
                  -----------------------------------------------------------------------
Renumeration        15              20              25              30              35
------------      -------         -------         -------         -------         -------
  150,000          45,000          60,000          75,000          90,000         105,000
  200,000          60,000          80,000         100,000         120,000         140,000
  250,000          75,000         100,000         125,000         150,000         175,000
  300,000          90,000         120,000         150,000         180,000         210,000
  350,000         105,000         140,000         175,000         210,000         245,000
  400,000         120,000         160,000         200,000         240,000         280,000
  450,000         135,000         180,000         225,000         270,000         315,000
  500,000         150,000         200,000         250,000         300,000         350,000
  550,000         165,000         220,000         275,000         330,000         385,000

  The following table lists all grants of options in 2000 under the 1993 Stock Incentive Plan for the officers listed in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            Individual Grants
                         -----------------------                        Potential Realizable
                         Number of   % of Total                       Value at Assumed Annual
                         Securities   Options                           Rates of Stock Price
                         Underlying  Granted to  Exercise                   Appreciation
                          Options   Employees in   Price   Expiration ------------------------
Name                      Granted   Fiscal Year  ($/Share)    Date    0% ($)  5% ($)  10% ($)
----                     ---------- ------------ --------- ---------- ------ -------- --------
Jerry Newby.............   30,000      14.888%   $17.3125   04/27/10   $ 0   $360,228 $881,246
C. Lee Ellis............   25,000      12.407%   $17.3125   04/27/10   $ 0   $300,190 $734,372
Stephen G. Rutledge.....    7,500       3.722%   $17.3125   04/27/10   $ 0   $ 90,057 $220,311
                            4,500       2.233%   $17.0000   05/02/10   $ 0   $ 58,787 $135,707
John T. Jung............    7,500       3.722%   $17.3125   04/27/10   $ 0   $ 90,057 $220,311
Marcia Martin...........    7,500       3.722%   $17.3125   04/27/10   $ 0   $ 90,057 $220,311

  The above option grants were approved on April 27, 2000. The grants were made as non-qualified options under the plan.

  The following table lists the aggregated fiscal year-end option values as of December 31, 2000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                   Number of
                                                  Securities       Value of
                                                  Underlying     Unexercised
                                                  Unexercised    In-the-Money
                                                  Options at      Options at
                                                    Fiscal          Fiscal
                          Shares                 Year-End (#)    Year-End ($)
                       Acquired on     Value     Exercisable/    Exercisable/
Name                   Exercise (#) Realized ($) Unexercisable  Unexercisable
----                   ------------ ------------ ------------- ----------------
Jerry Newby...........        0       $      0   10,000/50,000 $ 19,375/$70,625
C. Lee Ellis..........        0       $      0   64,334/45,666 $412,797/$75,553
Stephen G. Rutledge...        0       $      0   19,167/18,333 $108,228/$29,409
John T. Jung..........        0       $      0    2,667/12,833 $  3,500/$14,968
Marcia Martin.........    8,000       $100,774   15,167/13,833 $ 81,603/$23,222

Proposal 2

                            APPROVAL OF AMENDED AND
                         RESTATED STOCK INCENTIVE PLAN

  On April 28, 1994, the Company's stockholders adopted the Alfa Corporation 1993 Stock Incentive Plan (the "1993 Plan"). Pursuant to the 1993 Plan, key employees of the Company and of Alfa Mutual Insurance Company ("AMIC") have been granted options to purchase Company common stock. On February 26, 2001, the board of directors of the Company adopted an Amended and Restated Stock Incentive Plan (the "Plan") which amended certain provisions of the 1993 Plan but which otherwise adopts and restates the 1993 Plan. The Plan is included at Exhibit B.

  Options granted under the Plan may be either "incentive stock options" (an "ISO") as that term is defined in (S) 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "nonqualified options" (a "NQO"). An ISO may be granted only to officers or employees of the Company or officers or employees of AMIC who provide services directly to the Company, or persons who are otherwise considered employees under Section 422 of the Code. A NQO may be granted to employees and otherwise to persons who the Committee deems to provide benefits to the Company. Approximately 547 persons are eligible to receive options under the plan.

Amendments of the 1993 Plan

  The Plan amends and restates the 1993 Plan. The material amendments of the 1993 Plan that are made by the Plan are summarized below:

  . Under the 1993 Plan, 2,000,000 shares of common stock were available for options. The Plan increases that number to 3,200,000 which includes the 2,000,000 shares originally designated in the 1993 Plan. After accounting for shares that have already been made subject to options under the 1993 Plan, a total of 1,415,200 shares will be available for issue under the Plan. (Section 4)

  . The Plan makes it clear that if a grantee of an option is terminated from employment for cause, the committee of the Board responsible for administering the Plan may cancel the grantee's options under the Plan. (Section 5(a)(iii))

  . ISOs may be granted under the Plan until December 31, 2010. NQO may continue to be granted under the Plan after such date. (Section 9)

Provisions of the Plan Common to Both NQOs and ISOs

  Shares Subject to the Plan. The aggregate number of shares of common stock as to which awards of either NQOs or ISOs may be made under the Plan is 3,200,000, subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, recapitalizations, reclassification or combination of shares. The closing price for the Company's common stock on March 1, 2001 was $19.50 per share. If any option granted under the Plan expires, terminates, or is surrendered or cancelled without having been exercised in full, the shares with respect to which the option has not been exercised will be restored to the aggregate number of shares reserved for issuance under the Plan and will be available for additional option grants.

  The shares of common stock to be delivered upon the exercise of options shall be made available from the authorized but unissued shares of common stock of the Company, from treasury shares, or from shares purchased in the open market.

  Administration of the Plan. The Plan will be administered by the Company's Compensation Committee (the "Committee"), which consists of not less than three directors of the Company appointed by the Company's board of directors. The Committee must consist of non-employee directors. The committee may establish the terms and conditions of the option in any manner not inconsistent with the terms of the Plan, adopt any rules it considers appropriate for the administration of the Plan, and make interpretations of the Plan which it deems consistent with the Plan. Options granted under the Plan will be evidenced by an option agreement between the Company and the person to whom the options are granted (the "grantee").

  Manner of Exercise, Payment, Nontransferability. All options granted under the Plan may be exercised in whole or in part at any time after they become exercisable in accordance with the terms of the grant. Options not exercised before the expiration date provided in the grant terminate and may not thereafter be exercised. Any exercise of an option must be made by notice in writing to the Company accompanied by payment of the purchase price for the options exercised. The purchase price payable upon exercise of any option may be paid in cash or cash equivalent or, in the sole discretion of the Committee, by the delivery of shares of Company stock already owned by the option holder valued at fair market value or by combination of such shares and cash or cash equivalent. All options are nontransferable except in the case of death of an option holder (as to which specific rules are applicable.)

  Termination of Employment. The Plan contains certain provisions relating to the termination of options upon termination of employment of an option holder. The terms of the Option Agreement evidencing the grant may, however, contain more restrictive provisions than those provided in the Plan. The Plan provides that, in the absence of a more restrictive provisions in the Option Agreement, upon termination of employment for any reason other than death, disability or retirement at normal retirement age or thereafter or upon conditions of authorized early retirement, unexercised options will expire and no longer be exercisable after 90 days from notice of such termination. Unexercised options may be exercised for up to two years after an option holder's death, provided that such option holder was at that time employed by the Company or AMIC or had retired or become disabled while so employed. In all other cases, the Plan permits the options to be exercised at any time up to the expiration date provided in the terms of the Option Agreement.

  In addition, the Committee may cancel any option held by a grantee whose employment is terminated for cause. "Cause" is defined in the Plan (unless defined otherwise in the Option Agreement) to mean the engaging by the grantee in willful, reckless or grossly negligent misconduct which is determined by the Committee to be materially injurious to the Company or any of its affiliates, monetarily or otherwise, or the grantee pleads guilty to or is convicted of a felony.

  Amendment and Termination of the Plan. The Board of Directors, without further action on the part of the shareholders, may at any time terminate or amend the Plan, provided, however, that no termination or amendment may alter or impair rights or obligations under any option previously granted under the Plan unless the grantee consents. No amendment to the Plan may be made without shareholder approval, however, if the amendment would increase the aggregate number of shares of the Company which may be subject to the grant of options under the Plan.

  Designation of Options as ISOs or NQOs. The Committee may designate options granted by it as either ISOs or NQOs. Any option meeting the requirements of an ISO under (S) 422 of the Code and not designated as an NQO will be treated as an ISO.

  Accounting Treatment. Under current generally accepted accounting principles, a grant of options under the Plan to employees at "fair market value" on the date of grant and the exercise of such options normally do not result in a charge to the Company's earnings for financial purposes. However, reported earnings per share may be affected by the periodic calculation of equivalent common shares outstanding (which reflects the potential dilutive effect of shares subject to outstanding options). Any income tax benefit realized by the Company upon an option holder's exercise of an option will be reflected as a credit to the Company's capital account.

Terms Applicable to NQOs

  Option Price and Terms of Option Grant. The option price for NQOs shall be determined by the Committee and may be less than fair market value on the date of grant.

  The Committee also has the authority to determine, as to each grant of NQOs, the grantee of the NQO, the number of shares included in the grant, the period or periods within which the NQO is exercisable and other terms and conditions of the NQO, subject to the limitations of the Plan. Any NQO granted under the Plan may not be exercisable beyond 10 years from the date granted. The Plan provides that, upon the exercise of an NQO, the grantee must provide for the payment of withholding taxes, either in cash or by the surrender of options or the delivery of shares already owned valued at fair market value on the date of surrender or delivery.

  Federal Income Tax Consequences Applicable to NQOs. The NQOs granted under the Plan are not intended to and do not qualify as incentive stock options under (S) 422 of the Code. A grantee will not realize taxable income upon the grant of a NQO, nor will the Company be entitled to any tax deduction upon such grant. Upon the exercise of the NQO, the grantee will be required to include in his or her taxable income for that year the excess of the fair market value of the shares at the time of exercise over the aggregate option price paid for such shares. Amounts realized as compensation income by an employee upon exercise are also subject to payroll tax withholding requirements under the Code and applicable state income tax laws, including FICA and FUTA (which amounts, to the extent such withholding results in "over withholding," may be subject to refund to the employee recipient).

  Generally, the Company is entitled to a deduction in computing its federal income taxes for the same year in which the grantee recognizes taxable income on account of his or her exercise of the NQO in an amount equal to the compensation income taxable to the grantee as a result of his or her exercise, provided the Company has complied with the applicable withholding requirements, if any, under Section 3402 of the Code. Such amounts are also subject to the matching contribution requirements by the Company under FICA and FUTA.

  Following the exercise of an NQO, the grantee's basis in the shares received upon such exercise is equal to the option price paid for the shares plus any compensation income realized by him or her as a result of the exercise. Thereafter, upon sale of the shares received by the grantee, if the selling price exceeds such basis for the shares acquired upon exercise of the NQO, the excess is taxable to the Seller as capital gain (either long-term or short-term, depending upon whether the shares have met the applicable holding period requirements), and no deduction is allowed to the Company with respect to any such gain realized upon the sale. Should the selling price of the shares acquired upon exercise of the NQO be less than the basis of those shares, the difference is treated as a capital loss to the Seller (either long-term or short-term, depending upon the applicable holding period).

  The previous paragraph assumes that the grantee has paid for the shares upon exercise of the NQO in cash. If however, the grantee exercised the NQO and paid for the shares either in shares already owned by him or her or partly in cash or partly in shares, his or her tax basis in the shares acquired would be equal to the sum of (1) his or her tax basis of the shares surrendered in payment or partial payment of the NQO exercise price, (2) any cash consideration paid upon exercise of the NQO, and (3) the excess of the fair market value of the shares acquired upon exercise over the option price thus paid either upon the date of exercise or six months thereafter. In such an event, the tax basis of such shares acquired upon the exercise and payment wholly or partly by the surrender of shares owned by the grantee would vary from that recognized if the option price had been paid wholly in cash. Further, if the NQOs should be exercised and paid wholly or partly in shares owned by the grantee, his or her holding period for the shares acquired upon such NQO would include the holding period for the shares surrendered in payment therefor with respect to the number of shares so surrendered and, with respect to any excess shares received, would begin on the holding date. The long-term or short-term nature of the gain or loss recognized upon any subsequent sale of the shares acquired under the NQO would depend upon the holding period of such shares.

  The foregoing discussion assumes that a NQO under the Plan is exercised by the grantee and that any subsequent sale of the shares acquired upon exercise is made by the grantee. The federal income tax consequences may differ if a NQO is exercised following the death of a grantee or any shares acquired upon exercise are disposed of following the death of a grantee.

Terms applicable to ISOs

  Option Price. The option price for an ISO may not be less than 100% (110% in the case of a "10% shareholder") of the fair market value of the stock on the date of grant.

  Terms of Option Grants Determined by Committee; Special Terms Required for ISOs. Under the Plan, the Committee has the authority to fix the terms of the option grant, including, as to each grant, the grantee of the option, the number of shares included in the grant, the period or periods within which the options are exercisable and the terms and conditions of the option. No ISO may be granted under the Plan after December 31, 2010. Any option designated as an ISO must contain certain terms and conditions required by (S) 422 of the Code in order to qualify as a "incentive stock option," including the requirement of exercise within 10 years from the date of grant and the requirement that the option may not be transferable by the grantee other than by will or the laws of descent and distribution and is exercisable only by him or her during his or her lifetime. The aggregate fair market value of the common stock for which options are exercisable for the first time under the terms of the plan by any person during any calendar year may not exceed an aggregate dollar amount of $100,000.

  Federal Income Tax Consequences Applicable to ISOs. An ISO qualifying under
(S) 422 of the Code receives special statutory treatment for federal income tax purposes. The receipt and exercise of an ISO under the Plan will not result in any taxable gain or income for federal income tax purposes to an employee to whom an ISO is granted or who exercises the ISO. The Company will not be entitled to any deduction for federal income tax purposes on account of the grant or exercise of an ISO. If stock acquired upon exercise of an ISO is held for at least one year from the date of exercise and two years from the date of grant of the option, no gain or loss will be recognized until disposition of the stock, and any gain or loss realized upon disposition of the stock will be treated as gain from the sale or exchange of a capital asset. Any gain realized upon the exercise of an ISO but not taxable under the special treatment applicable to incentive stock options, however, will be included in computing "alternative minimum taxable income" subject to the alternative minimum tax imposed by (S) 55 of the Code. If the stock upon exercise of an ISO is disposed of within the same taxable year of the recognition of such difference as item of "alternative minimum taxable income," other than by reason of death and certain other permitted dispositions, income from compensation will be realized and recognized to the employee in the year of the disposition. In that event, such difference will not be treated to the employee as an item of "alternative minimum taxable income," and the amount realized upon disposition, and the Company will be entitled to a deduction in the same amount in the year in which such disposition occurs.

Dividend Equivalents

  Provision for Dividend Equivalents. The Plan provides for the award of certain rights to receive payments calculated by reference to dividends payable on the Company's shares until the earlier to occur of exercise of the option or a date certain. Such rights are referred in the Plan as "Dividend Equivalents." Dividend Equivalents may be granted only in connection with the award of NQOs and may be granted only upon the approval of such rights by the Board of Directors or the Committee and must be explicitly stated in the Stock Option Agreement. If Dividend Equivalents are granted, the employee to whom such rights are granted has the nonforfeitable right to receive in connection with each Share subject to the award of options, an amount equal to the cash dividends paid on a Share from the date of the grant of options until the earlier of the exercise date of the option with which the Dividend Equivalent is associated or the expiration or termination of the options. The cash amounts are not payable as accrued, but accumulated until the payment, including interest on balances credited to a grantee's account compounded quarterly and calculated at the rates then applicable to the Alfa Companies' Employee Savings Plan or, if such Employee Savings Plan should not then be in existence, at such rate similarly determined as the Board of directors may, from time to time, establish. The right to receive cash payments upon the maturity of such rights is a contractual obligation of the Company and is not secured by any segregation of funds or other property of the Company.

  Tax Consequences of Dividend Equivalents. The Dividend Equivalents are not taxable to employees when granted and are not deductible by the Company when awarded. Upon maturity of the rights and the payment of cash payments to employees in satisfaction of those rights, the amounts received will be subject to United States and state income taxation as income from compensation and the withholding provisions of the applicable tax laws, including taxes under FICA and FUTA (which, to the extent that such payroll withholding results in "over withholding" under FICA or FUTA, may be subject to refund to the employee recipient). The Company will be entitled to a deduction for such payments in accordance with the applicable United States and state income tax laws and to matching tax contributions under FICA and FUTA (which is not subject to refund).

Outstanding Grants

  The following table shows the number of shares subject to options under the 1993 Plan for the persons shown.

     Name and Position                                 Shares Subject to Option
     -----------------                                 ------------------------
     Jerry Newby......................................          60,000
     CEO and President

     C. Lee Ellis.....................................         110,000
     EVP-Operations

     Stephen Rutledge.................................          37,500
     SR VP-CFO, Chief Investment Officer

     Marcia Martin....................................          37,500
     SR VP Human Resources

     John Jung........................................          15,500
     Program SR VP & CIO

     All Executive Officers as a group................         461,500

     All Employees as a group who are not executive
      officers........................................         717,100

Vote Required for Approval

  Under the General Corporation Law for the State of Delaware and the Company's Certificate of Incorporation and Bylaws, the affirmative vote of the holders of a majority of the outstanding common shares present in person or by proxy at the Meeting is required for the approval of this proposal.

          The Board of Directors recommends a vote FOR this proposal.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

               REPORT OF THE COMMITTEE ON EXECUTIVE COMPENSATION

  The following report was prepared by the Compensation Committee of the Board of Directors which reviewed all items of executive compensation as shown in this Proxy Statement. The Committee is of the opinion that the Company's objective should be to provide incentives to encourage all the Company's Executive Officers and other employees to perform at the highest level.

  The Company has no direct employees and pays no compensation directly to any of the Executive Officers of the Company. AMIC is the statutory employer of all persons providing services to the Company. AMIC owns approximately 40% of the outstanding common stock of the Company. The Company and AMIC are parties to a Management and Operating Agreement whereby AMIC provides management and operational services to the Company including the use of employees. The Company reimburses AMIC for the allocated costs and expenses of those services, including compensation costs as well as other operational expenses. AMIC periodically conducts allocation studies of the usage of facilities and personnel to determine the amount of costs and expenses to be charged to the Company. The Company's Property and Casualty insurance subsidiaries and AMIC are also parties to a Pooling Agreement where certain costs and expenses are pooled on a percentage basis.

  AMIC uses the services of Hay Associates Compensation and Management Consultants to assist it in establishing compensation guidelines and amounts. Compensation ranges are established based on comparisons to various industry and outside consultant salary surveys. AMIC generally attempts to establish compensation within the same range as the surveys to which it compares.

  Salary ranges are established for each job and compensation is based on these ranges. Job descriptions are prepared for each job within the Company and these are used to develop compensation criteria for each particular job. All employees including Executive Officers of the Company are evaluated annually. Increases in compensation are based on these evaluations.

  The Chief Executive Officer is evaluated by the Board of Directors each year. The Chief Executive Officer is evaluated on the overall performance of the Company and all of its subsidiaries. The Board evaluates the Chief Executive Officer on a broad range of factors relative to the Company's financial strength and performance. This includes comparing the Company's performance to other companies engaged in insurance and financial services. All of these factors are given relatively equal weight by the Board in evaluating the Chief Executive Officer's compensation.

  The Company achieved record earnings in 2000. All of the Company's subsidiaries were profitable for the year. This was true even after the effect of some major storms in the Company's area of operation. The Company continued its effort to control loss ratios and expenses. The Company also implemented new technology in order to provide a higher level of service to customers.

  The Company compares itself to a peer group of other insurance and financial institutions. These comparisons were favorable in 2000. In addition the Company sets targets for premium growth, combined ratio and return on equity. All these targets were met in 2000.

  Based on these factors, the Committee is of the opinion that the Chief Executive Officer and other Executive Officers met the appropriate goals within their job descriptions and each received an appropriate evaluation. The Committee is also of the opinion that in 2000 the compensation of the Executive Officers of the Company was appropriate and reasonable based on the size of the Company and its financial performance. The Committee also believes that the Company's cost of compensation compares favorably to other companies within the insurance and financial services industry.

  Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to an individual officer over $1 million dollars. None of the Executive Officers of the Company were compensated in excess of $1 million dollars and thus the provisions of (S) 162(m) are inapplicable.

  Bonuses paid to the Chief Executive Officer and other Officers of the Company were based on a written bonus plan adopted in 1999. The Chief Executive Officer's bonus was based on Company performance, as determined by factors including premium growth, the achievement of the combined ratio target, and return on equity. Based on these factors the Chief Executive Officer received the maximum bonus percentage allowed under the plan. The bonuses of the other Officers of the Company were based partly upon Company performance and partly upon the achievement of individual goals. Individual performance levels were determined for each job. These individual measurements were weighted in favor of those items most critical to Company success. Also included in the individual performance goals was a goal by which each Officer was to promote team work within the organization. As stated above, the Company met all of the Company performance goals for the year. Bonuses paid to Officers other than the Chief Executive Officer varied based on the achievement of individual performance goals.

  In 2000 the Compensation Committee recommended and the Board of Directors approved additional awards under the 1993 Stock Incentive Plan. Included in the options awarded were options to 13 executive officers to purchase a total of 158,500 shares of the Company's common stock at a purchase price equal to the price of the stock on the date of the grant. The purpose of the Stock Option Plan is to promote the interests of the Company and its' shareholders by encouraging stock ownership among key officers and employees, which in turn provides for them additional incentive, personal interest, and an increased desire to work toward the growth, development and financial success of the Company. The Committee felt that it was appropriate to make additional awards to the Officers of the Company based on the Company's financial performance and to provide incentive to the Officers to assure that the Company performs in the future at the highest possible levels. In determining the number of grants to be made, the Committee and the Board took into account the number of prior grants made. The Compensation Committee and the Board deem it to be sound corporate policy to reward executive management by the grant of options. This allows them to participate in the long term growth in share value thus giving them an increased incentive to perform at the highest levels.

  Compensation Committee Interlocks and Insider Participation and Compensation Decisions. Mr. Richardson who is a member of the Compensation Committee is retired as Executive Vice President, Operations of the Company. The Company is unaware of any other Compensation Committee Interlocks between the members for the Compensation Committee and the Executive Officers of the Company.

                         Report of the Audit Committee

  The Audit Committee of the Company consist of Directors, Lee, Richardson, and Wiggins. On April 27, 2000, the Board of Directors of the Company adopted a written charter for the Audit Committee which is attached as Exhibit A to this Proxy Statement. All three members of the Audit Committee are independent directors in accordance with NASDAQ rules.

  The Committee met nine times during 2000. The meetings were designed to facilitate and encourage private communication between the Committee and Company management and the Committee and the Company's independent auditors, KPMG LLP.

  During these meetings, the Committee reviewed and discussed the audited financial statements with management and with KPMG LLP. The Committee also met separately with KPMG LLP and the Company's Internal Audit Department. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

  The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee also received from KPMG LLP written disclosures and a letter regarding its independence as required by Independent Standards Board Standard No. 1. The Committee had the opportunity to discuss the Independence of KPMG LLP.

  Based on the foregoing , we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with Securities and Exchange Commission.

Audit Fees

  The aggregate fees for professional services rendered to the Company by KPMG LLP for the year ended December 31, 2000, were as follows:

   Audit services-Audit of the Company's consolidated financial statements for the year ended December 31, 2000.................... $192,700

   Financial information systems design and implementation fees........      -0-

All other related services:

     Separate audits of statutory financial statements, required by insurance regulatory authorities................................. $ 80,800

     Separate audits of subsidiaries and employee benefit plans........ $165,500

     Tax-related services.............................................. $ 49,900

     Other............................................................. $279,500
                                                                        --------
       TOTAL FEES...................................................... $768,400
                                                                        ========

  The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP's independence.

                              [GRAPH APPEARS HERE]

                                                                Nasdaq   Insur
                                                       Alfa A  Index B  Index C
       X Labels                                         Data     Data     Data
       --------                                       -------- -------- --------
       1995.........................................  $100.000 $100.000 $100.000
       1996.........................................  $ 75.373 $122.706 $113.367
       1997.........................................  $102.985 $149.254 $139.091
       1998.........................................  $144.776 $208.405 $139.002
       1999.........................................  $ 97.388 $386.769 $146.698
       2000.........................................  $109.701 $234.811 $169.681

              STOCK OWNERSHIP REPORTING BY DIRECTORS AND OFFICERS

  Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Ownership), 4 (Monthly Reports) and 5 (Annual Reports). Based solely upon a review of copies of such reports and representations made by directors and officers of the Company, the Company believes that during the prior fiscal year beginning January 1, 2000 its officers and directors complied with all Section 16(a) filing requirements. The Company has procedures in place to monitor Section 16(a) compliance and also sends out regular reminders to directors and officers about their reporting obligations under Section 16(a).

                            STOCKHOLDERS PROPOSALS

  Stockholders are hereby notified that any proposals which they wish to have included in the proxy and proxy statement for the annual meeting of the stockholders of the Company in 2002 must be received in writing at its offices in Montgomery, Alabama, no later than December 10, 2001. To insure prompt receipt by the Company, all such proposals should be sent by certified mail, return receipt requested, addressed to Secretary, Alfa Corporation, P. O. Box 11000, Montgomery, Alabama 36191-0001. Proposals must comply with the Securities and Exchange Commission proxy rules relating to stockholders' proposals to be included in the proxy materials.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's principal auditors for the fiscal year just completed were KPMG LLP. The Board of Directors normally selects auditors on an annual basis. A representative of KPMG LLP is expected to be present at the stockholders meeting with the opportunity to make a statement, and also to respond to appropriate questions.

                             OTHER PROPOSED ACTION

  Management is not aware of any other matters to be brought before the meeting. If other proper business or questions are presented at the meeting, the persons holding the proxies will vote in accordance with their judgment on such business or questions.

  STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

  The date of this proxy statement is March 22, 2001.

                                                                      EXHIBIT A

                               ALFA CORPORATION

                            AUDIT COMMITTEE CHARTER

Organization

  There shall be an audit committee of the board of directors. The audit committee shall be composed of at least three directors, all of whom are "independent" as defined by Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules.

Statement of Policy

  The audit committee shall provide assistance to the board of directors in fulfilling its responsibility to the shareholders and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. The independent auditor will be selected by the board of directors and shall be ultimately accountable to the company, the board, the audit committee, and the shareholders. The purpose of this charter is to set forth the functions of the audit committee and not to create new disclosure standards under the federal securities laws or new standards for directors in fulfilling their duties under state corporation law.

Responsibilities

  In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to oversee the corporate accounting and reporting practices of the corporation in accordance with appropriate reporting requirements.

  In carrying out these responsibilities, the audit committee will:

  1. Hold such regular and special meetings as may be called by the chairperson, or at the request of the board of directors, the independent accountants or management of the company.

  2. Review and recommend to the board of directors the independent auditors to be selected to audit the financial statements of the corporation.

  3. Meet with the independent auditor to receive written disclosures and letters from the independent auditor as required by applicable standards of the Independence Standards Board and discuss with such auditor the auditor's independence, discuss with the independent auditor any disclosed relationship that may have an impact upon the objectivity and independence of the auditor, and make such recommendations to the board of directors that it deems appropriate regarding action to oversee the independence of the auditor.

  4. Review with management at the completion of the annual audit the company's annual financial statements and related footnotes and recommend to the board of directors whether such financial statements should be included in the corporation's annual report.

  5. Discuss with the independent auditor the matters required to be discussed by SAS 61, as amended or modified.

  6. Review with the independent auditor and the company's management, the adequacy and effectiveness of the accounting and financial controls of the company.

  7. Provide sufficient opportunity for management and the independent auditor to meet with members of the audit committee.

  8. In performing any task specified by this charter, the audit committee shall be permitted to retain outside counsel or other advisers if, in its judgment, that is appropriate.

  9. Review and reassess the adequacy of this charter annually.

                                                                      EXHIBIT B

                               ALFA CORPORATION

                   AMENDED AND RESTATED STOCK INCENTIVE PLAN

  1. Purpose of Plan. The purpose of this Amended and Restated Stock Incentive Plan is to promote the interests of Alfa Corporation (the "Company") and its shareholders by encouraging selected officers and key employees of the Alfa Mutual Insurance Company ("Mutual") and the Company who provide substantive management, administrative, sales and other employment services to the Company or Mutual to invest in the Company's capital stock (the "Stock" as herein defined), thereby giving them as shareholders an increased personal interest in the Company's profits and its continuing growth, development and financial success, providing them an additional incentive in their efforts on behalf of the Company and Mutual, and strengthening their desire to continue to provide management, sales and other employment services to the Company and Mutual. So long as the Company, Mutual and other affiliated insurance companies mutually participate in the pooled premium revenues of such companies, employee services to either the Company or Mutual are considered to be for the benefit of both the Company and Mutual. This Plan amends and restates the Company's 1993 Stock Incentive Plan.

  2. Definitions. When used herein, except where the context clearly indicates otherwise, the following terms have the meaning set forth below:

  (a) "Board" means the Board of Directors of Alfa Corporation.

  (b) "Code" means the Internal Revenue Code of 1986 as amended or recodified from time to time.

  (c) "Committee" means the Stock Option Committee of the Board or any other standing or special committee that may be established and appointed by the Board for the purpose of administering this Plan and performing such other duties as are contemplated to be performed by the Committee as herein provided. The Committee shall be composed of not less than three or more than eight directors. The Committee shall consist of non-employee directors. If the Board shall act as a committee of the whole in any matter under this Plan, either because of its inherent discretion to do so or because no such Committee then exists, then, in that event, references herein to "Committee" shall be deemed to include the Board of Directors acting in such a capacity.


  (d) "Company" means Alfa Corporation and includes any corporation which is or may become a parent or subsidiary (as defined in Section 424(e) and (f) of the Code) of Alfa Corporation.

  (e) "Dividend Equivalents" means the nonforfeitable right of a Grantee, if such right is explicitly granted in connection with each share of Stock subject to such Option an amount equal to the cash dividends paid on a share of Stock from the date of grant until the earlier of the exercise date of the Stock Options to which such Dividend Equivalents are applicable or the expiration or termination of the Stock Options with interest thereon, all as more explicitly provided in Section 6(k) hereunder. Such amount shall be payable in cash upon the earlier of the date of (i) the exercise of the Stock Option to purchase shares of Stock with respect to which the Dividend Equivalent was associated in the Stock Option grant or (ii) the expiration or termination of such Stock Option.

  (f) "Fair Market Value" means, with respect to the date a particular Stock Option is granted or exercised or with respect to any other date as to which "fair market value" is to be determined hereunder, whichever of the following is applicable:

    (i) if the Stock is then traded either in the over-the-counter market or on an exchange, the last sales price per share of Stock as reported at the close of business on the date of grant by the NASDAQ National Market System or by the principal exchange on which the Stock is traded, or by any other responsible reporting service selected by the Committee, or if there were no transactions in the Stock on such date, then the last preceding date on which transactions took place, provided, however, that in determining the option price for any Stock Option designated as an Incentive Stock Option, the Fair Market Value of the Stock shall not be less than the fair market on the date the grant of the Stock Option as determined by the Committee in good faith; or

    (ii) if the Stock is not then actively traded either in the over-the-counter market or on an exchange, in such manner as the Committee, in its sole discretion, may determine by a good faith effort.

Notwithstanding the foregoing, the Committee may determine the Fair Market Value in any other manner as is permitted or required by applicable law or regulations.

  (g) "Grantee" means an officer or employee of Mutual or of the Company who is eligible to participate in this Plan and has been granted one or more Stock Options under this Plan.

  (h) "Incentive Stock Option" means an option to purchase Stock which qualifies as an incentive stock option under Section 422 of the Code and which is designated by the Committee to be an Incentive Stock Option.

  (i) "Mutual" means Alfa Mutual Insurance Company, whose officers and employees provide management, administrative, operational, sales, and support services to the Company under a Management Services Agreement or Pooling Agreement.

  (j) "Nonqualified Stock Option" means an option to purchase Stock which is designated as such or which does not qualify as an Incentive Stock Option.

  (k) "Plan" means The Alfa Corporation Amended and Restated Stock Incentive Plan as contained herein and any amendments hereto or restatements hereof.

  (l) "Stock" means the Common Stock, $1.00 par value, of the Company.

  (m) "Stock Option" (unless further qualified) means either an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

  (n) "Stock Option Agreement" means the agreement entered into between the Company and any Grantee of a Stock Option under this Plan, defining the terms, conditions, restrictions, rights and privileges with respect to such Stock Options.

  (o) "Ten Percent Shareholder" means a person who owns, directly or indirectly through the stock attribution rules of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

  3. Eligibility and Participation. Officers and employees of either Mutual or the Company who are performing or who have been employed to perform services considered by management of the Company to be of significant importance to the management, operation or development of the Company or Mutual are eligible to participate in this Plan, Eligible employees may include employees who are also officers of the Company and members of the Board. Nonemployee members of the Board shall not be eligible to participate in this Plan.

  Stock options may be granted to key employees eligible to participate in this Plan, at such times and upon such terms and conditions as the Committee, in its sole discretion, shall determine.

  4. Shares Subject to the Plan. Subject to adjustment in accordance with
Section 8 of this Plan, a maximum of Three Million Two Hundred Thousand (3,200,000) shares of Stock may be issued under the Plan. (The 3,200,000 shares authorized by this Amended and Restated Stock Incentive Plan shall include the 2,000,000 shares previously authorized by the Company's 1993 Stock Incentive Plan.) Shares issuable under the Plan may include authorized but unissued or reacquired shares of Stock. Any shares reserved for use hereunder may be issued as either Incentive Stock Options or Nonqualified Options as the Committee shall determine. If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the shares subject to such Stock Options or portion thereof shall be available for further grants under the Plan.

  5. Administration.

  (a) Powers of the Committee. The Committee shall administer the Plan and shall have all powers necessary or appropriate to enable it to properly administer the Plan, including but not limited to the following powers:

    (i) To grant Incentive Stock Options and Nonqualified Stock Options under the plan, including the power to determine those eligible to receive Stock Options, the number of shares of Stock subject to such Stock Options, and the terms and conditions of Stock Option Agreements (which shall include the terms and conditions of this Plan but may also include other terms and conditions not inconsistent with the Plan);

    (ii) To accelerate the exercise of any Stock Option;

    (iii) To cancel any Stock Option awarded under the Plan if a Grantee conducts himself in a manner which the Committee determines to be inimical to the best interests of the Company, including, but not limited to, a Grantee's admission of guilt or conviction of any crime resulting from dishonesty in connection with the affairs of the Company, a finding by the Committee that the Grantee has engaged in any act of fraud or any fraudulent activity (whether or not admitted to by the Grantee or prosecuted by the Company) or a finding by the Committee that the Grantee has conducted the affairs of the Company in his or her own interests and contrary to the interests of the Company or if a Grantee's employment is terminated by the Company or Mutual for "cause," which for this purpose shall be determined by the Committee and shall mean, unless defined otherwise in the Stock Option Agreement, (1) the engaging by the Grantee in willful, reckless or grossly negligent misconduct which is determined by the Committee to be materially injurious to the Company or any of its affiliates, monetarily or otherwise, or (2) the Grantee's pleading guilty to or conviction of a felony;

    (iv) To construe and interpret the Plan, to establish rules and regulations relating to the interpretation and administration of the Plan, to delegate administrative responsibilities as it deems proper, and to perform all other acts it deems necessary to carry out the purpose and intent of the Plan; and

    (v) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Stock Option granted pursuant to the Plan in such a manner and to the extent it deems necessary or appropriate.

  (b) Designation of Incentive Stock Options. At the time of the grant of a Stock Option under this Plan, the Committee shall designate whether it is an Incentive Stock Option or a Nonqualified Stock Option, provided, however, that if it is not otherwise designated and meets the statutory requirements of
Section 422 of the Code, it shall be treated as an Incentive Stock Option.

  (c) Conduct of Committee Business. A majority of the Committee shall constitute a quorum; the action of a majority of members of the Committee present at any meeting held in any manner provided in the bylaws of the Company (e.g., in person or by telephone) at which a quorum is present or actions unanimously adopted in writing without the holding of a meeting shall be the acts of the Committee. Any decision made or action taken by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, subject only to review by the Board, in which event the determination of the Board shall be final and conclusive.

  (d) Discretion of the Committee. The Committee's determinations under the Plan (including, without limitation, its determinations of the persons to receive grants; the number of shares subject to each Stock Option; and the form, terms and provisions of such grants) need not be uniform and may be made selectively among persons who receive or are eligible to receive grants under the Plan, whether or not such persons are similarly situated.

  6. Terms and Conditions of Stock Options. Each Stock Option granted under the Plan shall be evidenced by a written Stock Option Agreement, consistent with the Plan, in a form approved by the Committee. Such agreement shall be subject to or shall contain the following provisions and shall contain such other provisions not inconsistent with the terms of this Plan as the Committee may determine:

  (a) Number of Options Granted. The agreement shall specify whether the grant is of an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to the Stock Option.

  (b) Price. The agreement shall specify the option price, which, in the case of an Incentive Stock Option, shall not be less than 100% of the Fair Market Value per share of Stock on the date of grant. The option price of any Nonqualified Stock Option shall not be deemed to be reduced by any Dividend Equivalents granted by the Board of Directors as more specifically described in Section 6(k) of this Plan.

  (c) Period. The Committee shall determine the period during which a Stock Option may be exercised; however, an Incentive Stock Option shall not be exercisable after ten years from the date such option was granted. A Nonqualified Stock Option may not be exercisable beyond ten years from the date of grant; however, if the Grantee dies within two years of the stated expiration date of the Stock Option, a Nonqualified Stock Option may be exercisable up to two years after the date of death of the Grantee, as provided in Section 6(h), below.

  (d) Installment Exercise. The Stock Option Agreement may (but need not) provide that the right to exercise a Stock Option shall vest or accrue in such incremental installments over such a period a time as shall be designated by the granting authority.

  (e) Manner of Exercise. A Stock Option, or any portion thereof, shall be exercised by delivery to the Company of a written notice of exercise by the Grantee in such form as the Company shall reasonably require and payment by the Grantee of the full price of the shares being purchased upon exercise. The Committee shall determine acceptable methods for the exercise of Stock Options and the payment of the option price and may impose such limitations and prohibitions on the use of previously owned Stock to pay the option price upon the exercise of a Stock Option, as it deems appropriate.

  (f) Payment. The price of an exercised Stock Option, or any portion thereof, shall be paid in either of the following methods as determined by the Committee at the time of the grant of the Stock Option and as set forth or referred to in the Option Agreement:

    (i) in cash, or by check, bank draft or money order payable to the order of the Company (all of which will be accepted as full payment subject to collection);

    (ii) in the sole discretion of the Committee, by the delivery of certificates (duly endorsed for transfer) for shares of Stock having an aggregate Fair Market Value equal to the option price of the Shares being paid in such medium of payment;

    (iii) in the sole discretion of the Committee, by any combination of (i) and (ii) above.

  (g) Withholding Taxes. A Grantee must remit to the Company an amount equal to applicable federal and state withholding tax obligations ("Withholding Taxes") required to be withheld and paid by the Company under Federal, State, or local law in the event of the exercise of a Nonqualified Stock Option by such Grantee. The Grantee may pay such Withholding Taxes (i) in cash or by personal check (which will be accepted subject to collection), or (ii) may make an irrevocable written election, subject to the Committee's sole discretion to consent to or to disapprove such election, to pay such Withholding Taxes by the surrender and cancellation of Options granted hereunder (subject to the limitations provided hereafter or in any Stock Option Agreement) or (iii) by delivery of a certificate or certificates for already owned shares of the Company's Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of the New York Stock Exchange or by a national banking association or (iv) by a combination of cash, surrender of Stock Options and already owned shares. If paid by the surrender of Stock Options, surrendered Stock Options shall be valued at the difference between the exercise price as provided in the Stock Option Agreement and the Fair Market Value at the date of exercise as herein defined. It is the intention of the Company that no action be taken under the Plan which would result in a violation of Section 16(b) of the Securities Exchange Action of 1934; accordingly, the Company reserves the right to require any Grantee seeking to satisfy withholding tax requirements by surrender of Stock Options to furnish an opinion of counsel, acceptable to the Company, to the effect that no violation will result from utilization of this provision.

  (h) Expiration of Stock Options upon Termination of Employment Other Than Retirement at Normal Retirement Age. A Stock Option which, at the time of Grantee's termination of employment by the Company (or Mutual, as the case may be) for any reason other than retirement at or after normal retirement age or under early retirement conditions as authorized by the Company (or Mutual, as the case may be), is not then exercisable shall expire upon termination of employment and shall not become exercisable thereafter except as otherwise provided herein or except with the specific approval of the Committee. If a Grantee ceases to be employed by the Company (or Mutual, as the case may be) other than by reason of retirement at normal retirement age or pursuant to authorized early retirement conditions after a Stock Option granted after the effective date of this Plan becomes exercisable but prior to his exercise of the Stock Option, the Stock Option shall expire upon the expiration of the following periods, notwithstanding that a later expiration date is set forth in any Stock Option Agreement to which the Stock Option is subject ("Original Expiration Date"):

    (i) Two years after the Grantee's death, provided the Grantee was, at death, employed by the Company or Mutual, as the case may be;

    (ii) Ninety (90) days after the date of termination of employment when termination is for any reason other than death, disability within the meaning of Section 105(d)(4) of the Code, or retirement at normal retirement age or upon conditions of authorized early retirement, whether notice of termination is given by the Grantee to the Company (or Mutual, as the case may be) or by the Company (or Mutual, as the case may be) to the Grantee, except as and to the extent that the Committee may otherwise determine and provide in the terms of the grant of the Stock Option.

Notwithstanding the foregoing, no option shall extend beyond the Original Expiration Date, except in the case of a Grantee who dies holding a Nonqualified Stock Option, in which case a one-year exercise period following the date of death will run without regard to the expiration of the option's original term or the period set forth in subparagraph 6(h)(i), above.

  In the event of death following termination of employment while any portion of a Stock Option remains exercisable, the Committee, in its discretion, may permit the exercise to be extended for a period ending with the earlier of (i) two years following the date of death of the Grantee or (ii) the Original Expiration Date.

  For purposes of this Section 6(h), a Grantee shall not be deemed to have terminated employment during any leave of absence of the Grantee authorized by the Company under the Company's standard personnel practices.

  (i) Nontransferability. Stock Options granted under the Plan shall not be transferable by a Grantee except by Will or the laws of descent and distribution, and shall be exercisable, during Grantee's lifetime, only by the Grantee or his or her custodian, guardian or similar representative. No right or interest of any Grantee shall be subject to any lien, obligation or liability of such Grantee.

  (j) No Shareholder Rights Until Exercise of Options and Issuance of Shares. A Grantee shall have none of the rights of a shareholder until the shares of Stock represented by an exercised Stock Option are issued to such Grantee (other than rights to adjustments in the number of shares subject to option and to the option price for such shares in the event of certain recapitalizations or dividend declarations as authorized herein and as permitted in the terms of the Stock Option set forth in the Stock Option Agreement).

  (k) Treatment of Dividend Equivalents, If Granted. If Dividend Equivalents are granted to a Grantee in connection with the grant of Stock Options under this Plan, the Stock Option Agreement shall so state. If such Dividend Equivalents are granted, the Grantee shall have the nonforfeitable right to receive in connection with each share of Stock subject to such Stock Option an amount equal to the cash dividends paid on a share of Stock from the date of grant until the earlier of the exercise date of the Stock Options to which such Dividend Equivalents are applicable or the expiration or termination of the Stock Options. Such Dividend Equivalents shall be accumulated during the period from the date of payment of each such cash dividend paid on a share of Stock until the payment of the Dividend Equivalents to a Grantee. Such Dividend Equivalents shall also include interest on the balances credited to a Grantee's account compounded quarterly and calculated at the rates then applicable to the Alfa Companies Employee Savings Plan (or any amendment or replacement thereof) or, if such Employee Savings Plan should not be in existence, at such rates similarly determined as the Board of Directors may establish. The Dividend Equivalents thus determined with respect to a share of Stock which is the subject of a grant of Stock Options hereunder shall be payable in cash upon the earlier date of (i) the exercise of the Stock Option to purchase shares of Stock with respect to which the Dividend Equivalent was associated in the Stock Option grant or (ii) the expiration or termination of such Stock Options.

  7. Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, in the case of any Stock Option granted under the Plan which is designated as an Incentive Stock Option, the following provisions will apply:

  (a) Employment by the Company. No Incentive Stock Option may be granted to a participant who is not determined to be an Aemployee" of the Company (which may include "dual employment" status with both the Company and Mutual) within the meaning of Section 422 of the Code.

  (b) Options Granted at Fair Market Value. Incentive Stock Options shall be granted at option prices which are not less than fair market value as defined in Section 422 of the Code (which includes "Fair Market Value") as defined herein.

  (c) Special Rules for 10% Shareholders. No Incentive Stock Option shall be granted to an employee who, at the time of grant, is a Ten Percent Shareholder, unless the option price is at least 110% of the Fair Market Value of the Stock subject to the Stock Option and such Stock Option, by its terms, is not exercisable after the expiration of 5 years from the date such Stock Option is granted.

  (d) Options for Stock Having Fair Market Value in Excess of $100,000. No Incentive Stock Option shall be granted to an employee which, if aggregated with all other incentive stock options (within the meaning of Code Section 422, whether or not issued under this Plan) would result in stock having a Fair Market Value (determined at the time of grant of each Stock Option) in excess of $100,000 (or such larger individual employee maximum amount as may be in effect from time to time under the Code at the time the Incentive Stock Option is granted) becoming first exercisable during any one calendar year.

  (e) Notification of Disposition of Shares within Certain Time Periods. Any Grantee who disposes of shares of Stock transferred to him pursuant to the exercise of an Incentive Stock Option either (i) within two years after the date of the grant of the Incentive Stock Option under which the Stock was transferred to him or (ii) within one year after the transfer of such shares to the Grantee shall notify the Company of such disposition and of the amount realized upon such disposition.

  (f) Compliance with Other Code Requirements Applicable to Incentive Stock Options. Incentive Stock Options shall comply with the grant terms required of such Stock Options as provided in Section 422 of the Code or any applicable successor provision.

  8. Reorganizations and Recapitalizations of the Company.

  (a) Effect on Corporate Powers. The existence of this Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (b) Issuance of Additional Stock. Except as provided in the following subparagraphs of this Section, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class in exchange for cash, property, labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options granted hereunder.

  (c) Capital Readjustments. If and whenever the outstanding shares of Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, dividend payable in shares of Stock, combination of shares, subdivision or consolidation of shares, or similar capital readjustment without receiving compensation therefor in money, services or property, the number of shares of Stock subject to the Plan shall be proportionately adjusted, and the outstanding Stock Options hereunder shall be adjusted in such manner as the Stock Option Agreement may provide, provided, however, that any such adjustment shall not be more favorable (but may be less favorable) than the following and provided further that in the absence of any varying provision in the Stock Option Agreement, the Stock Option shall be adjusted as follows:

    (i) In the event of an increase in the number of outstanding shares of Stock the number of shares shall be proportionately increased, and the option price payable per share shall be proportionately reduced;

    (ii) In the event of a reduction in the number of outstanding shares, the number of shares shall be proportionately reduced, and the option price payable per share shall be proportionately increased; and

    (iii) In the event the Stock becomes entitled to other rights or privileges or other adjustments are made thereto without the payment of any consideration in money, services or property, the Stock Option shall be adjusted in such equitable manner so that the shares of Stock covered by the Stock Option shall include all such rights, privileges or other adjustments (including, without limitation, rights under any rights agreement then in existence with respect to the Company's Stock or, subject to the payment of the consideration payable upon the exercise of any such right, shares or other securities issuable upon the exercise of any such right) as the Committee, in its discretion, deems fair and equitable.

  (d) Merger, Consolidation and Other Reorganizations. In the event of a merger, consolidation or other reorganization of the Company, the Stock Options outstanding under this Plan shall be adjusted as may be provided in the Stock Option Agreement, provided, however, that any such adjustment shall not be more favorable (but may be less favorable) than the following and provided further that in the absence of any varying provision in the Stock Option Agreement, the Stock Option shall be adjusted as follows:

    (i) If the Company reorganizes, merges or consolidates with one or more corporations, and the Company is the surviving corporation, thereafter, upon any exercise of Stock Options granted hereunder, the Grantee shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by shareholders), in lieu of the number of shares as to which such Stock Options shall then be exercisable, the number and class of shares of stock or other securities to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Grantee had been the holder of record of the number of shares of Stock of the Company equal to the number of shares as to which such Stock Options shall be exercised.

    (ii) If the Company (x) reorganizes, merges or consolidates with one or more corporations and the Company is not the surviving corporation, (y) is the subject of a transaction or transactions pursuant to which substantially all of its stock or assets are purchased or acquired by one or more other corporations firms or groups or (z) liquidates or dissolves, then in any such event, all outstanding Stock Options shall, unless equitable provisions satisfactory to the Committee are made in connection with such reorganization, merger, consolidation or transfer for the assumption by the surviving or acquiring corporation of such Stock Options, be canceled by the Company as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to so reorganize, merge, consolidate or transfer such assets or control, liquidate or dissolve and by permitting the exercise during the thirty-day period immediately prior to such effective date of all Stock Options which are outstanding as of such date, whether or not otherwise exercisable or vested.

  9. Term of Plan. The Plan shall be effective January 1, 2001, subject to approval by the holders of common stock of the Company within twelve (12) months of the effective date. In the event the Plan is not so approved, the 1993 Stock Incentive Plan as previously approved by the stockholders shall remain in effect and shall terminate on October 24, 2003, the original date of termination stated in the 1993 Stock Incentive Plan. All Stock Options issued under the Plan shall remain in effect until all such options have been exercised, surrendered, expired or cancelled. Assuming stockholder approval of the Plan, no Stock Options shall be granted as Incentive Stock Options pursuant to this Plan after December 31, 2010. Non-qualified Stock Options may continue to be granted.

  10. Amendment and Termination of Plan.

  (a) Authority of Board. The Board may, at any time, without further approval of the shareholders, by an instrument in writing, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the Board, in its sole discretion, deems appropriate and in the best interests of the Company, provided, however, that no such amendment shall be made without approval of the shareholders, which would:

    (i) materially modify the eligibility requirements set forth herein for receiving Stock Options;

    (ii) reduce the minimum option price per share;

    (iii) extend the period during which stock options may be granted; or

    (iv) materially increase the benefits accruing to Grantees.

  (b) No Amendment to Alter Vested Rights of Grantee. Notwithstanding the foregoing, no amendment, suspension or termination of this Plan may, without the Grantee's written consent, reduce or impair any of the rights or obligations under any then outstanding stock option granted to such Grantee under the Plan.

  11. Government and Other Regulations. The obligation of the Company to issue or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall be in effect at the time such obligation arises and which are required by governmental entitles or stock exchanges on which the Stock is then traded.

  12. Miscellaneous Provisions.

  (a) Right to Continued Employment. No person shall have any claim or right to be granted a Stock Option under the Plan, and the grant of a Stock Option under the Plan shall not be construed as giving a Grantee the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss a Grantee with or without cause, such dismissal to be free from any liability or any claim under the Plan, except as provided herein or in a Stock Option Agreement.

  (b) No Right to Future Grants of Options as a Consequence of Prior
Grants. No eligible participant hereunder who receives a grant of Stock Options of any kind or containing any particular terms shall have, as a consequence of such grant, the right to receive any future grants of Stock Options or, if any such future grants should be made solely at the discretion of the Committee, the right to receive grants of Stock Options containing the same or similar terms.

  (c) Other Benefit Plans. No awards, payments or benefits under the Plan shall be taken into account in determining any benefits under any retirement, profit-sharing or other employee benefit plan to which the Company contributes.

  (d) Plan Expenses. Expenses of administering this Plan shall be borne by the Company.

  (e) Company's Use of Proceeds from Exercise. Payments received from Grantees to exercise Stock Options under the Plan shall be used for the general purposes of the Company.

  (f) Construction of Plan. The Plan shall be administered in the State of Alabama, shall be governed and interpreted solely in accordance with the laws of the State of Alabama (except that matters of corporate law shall be interpreted in accordance with the law of the State of Delaware).

  (g) Effect of Plan upon Successors and Assigns of the Company. This Plan and any Stock Option Agreement entered into pursuant to the Plan shall be binding upon and the benefits of the Plan and any such Stock Option Agreement shall inure to the benefit of the Company and any successor or assign of the Company.

  (h) Limit on Liability and Indemnification. Neither the Board, the Committee nor any member of either shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company to the full extent permitted by the Certificate of Incorporation and Bylaws of the Company in accordance with the terms and conditions provided herein or by the General Corporation Law of the State of Delaware for (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted hereunder, and (ii) all amounts paid by them in settlement of any such action, suit or proceeding (provided such settlement is approved by counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding and prior to taking any steps toward defense of such action, suit or proceeding, a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same at the Company's own expense.

  (i) Exemption From Registration of Shares. In the event the issuance of the shares issuable upon the exercise of any Stock Option are not registered under the Securities Act of 1993 and if the Company so requests prior to the delivery of such shares, in connection with the availability of an exemption from registration of such shares under federal or state securities laws or otherwise, then the Grantee or other person exercising such Stock Option, shall agree to hold any shares issued under the Stock Option solely for investment and without any present intention to resell or distribute the same, and to dispose of such shares only in compliance with applicable securities laws and regulations, and shall execute and deliver to the Company an agreement to this effect. The foregoing shall not apply if the Company shall at any time, before or after the adoption of this Plan and the grant or exercise of any Stock Options pursuant hereto, file a Registration Statement under the Securities Act of 1933 with respect to the Plan or the securities offered to eligible grantees of Stock Options under the Plan.

  13. Shareholder Approval. The effectiveness and continuation of the Plan is subject to approval by the holders of common stock of the Company at a meeting duly called and held in accordance with the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of the Company within 12 months following the adoption of the Plan by the Board of Directors of the Company.

                    [LOGO OF ALFA CORPORATION APPEARS HERE]

                                Alfa Corporation
                                P. O. Box 11000
                         Montgomery, Alabama 36191-0001

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                               ALFA CORPORATION

                                April 26, 2001


[CAPTION]

               Please Detach and Mail in the Envelope Provided

   ---  Please mark your
 A |X|  vote as in this
   ---  example.


                                  WITHHOLD
                              AUTHORITY to vote
           FOR all nominees   for all nominees
            listed at right    listed at right                                                              FOR   AGAINST   ABSTAIN
1. ELECTION     ----               ----        Nominees: Jerry A. Newby        2.  To approve the Amended   ----    ----      ----
   OF           |  |               |  |                  Hal F. Lee                and Restated Stock       |  |    |  |      |  |
   DIRECTORS    ----               ----                  Russell R. Wiggins        Option Plan.             ----    ----      ----
(Instructions: To withhold authority to vote             Dean Wysner
for any individual nominee, mark the "FOR"               James A. Tolar, Jr.    In their discretion, the Proxies are authorized to
box and write that nominee's name in the                 Steve Dunn             vote upon such other matters as may properly come
space provided below.)                                   B. Phil Richardson     before meeting.
                                                         Boyd E. Christenberry
---------------------------------------------            John R. Thomas         This proxy when properly signed will be voted in the
                                                         James I. Harrison      manner directed herein. If no direction is made,
                                                         C. Lee Ellis           this proxy will be voted FOR the election of all
                                                                                nominees listed at left for directors, and FOR
                                                                                proposal 2.
                                                                                                                             ----
                                                                                                          Change of Address  |  |
                                                                                                          and/or Comments    ----
                                                                                                          Mark here

                                                                                PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
                                                                                ENCLOSED POSTAGE PAID ENVELOPE.


Signature                                          Signature, if held jointly                          Dated:               ,  2001
         ----------------------------------------                            -------------------------        --------------
NOTE: (Please sign exactly as name on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and if a partnership, please sign in the partnership name by authorized person.)

                               ALFA CORPORATION

                                  P R O X Y

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry A. Newby, James A. Tolar, Jr., and H. Al Scott, or any one of them, each with the power to appoint his substitute, as proxies of the undersigned to represent and to vote, as designated on the reverse side, all the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alfa Corporation to be held April 26, 2001 and any adjournments thereof.

          (Continued and to be dated and signed on the reverse side.)